UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave.
Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Our board of directors appointed Baxter R. Underwood as Senior Vice President and Chief Investment Officer on September 10, 2008. Biographical information for Mr. Underwood follows.

Baxter R. Underwood. Age 30. Mr. Underwood was appointed Senior Vice President and Chief Investment Officer of CNL Lifestyle Properties, Inc. and our advisor, CNL Lifestyle Company, LLC, on September 10, 2008. Prior to these appointments, Mr. Underwood served our advisor as Vice President of Investments from September 2005 to September 2008, where he oversaw the acquisition and asset management of ski & mountain lifestyle and marina properties, and as Director of Acquisitions from February 2004 through September 2005. He originally joined CNL in September 2002 as an analyst for CNL Real Estate Group and subsequently served as a senior analyst for CNL Investment Company until February 2004. Prior to that, Mr. Underwood was employed by Opportunity International, a global microfinance organization, as a consultant consolidating its Latin American operations. He currently serves as secretary of the Board of Directors of HOPE International, a non-profit organization focused on poverty alleviation through microenterprise development. Mr. Underwood received a B.A. in 2001 from Stanford University.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2008	CNL LIFESTYLE PROPERTIES, INC.

/s/ Tammie A. Quinlan
Name: Tammie A. Quinlan
Title: Chief Financial Officer and Executive Vice President

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